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                                                                    EXHIBIT 10.5

                       DISTRIBUTION AND LICENSE AGREEMENT

BETWEEN: NUTRI-DIEM INC., a company duly incorporated under the laws of the Quebec companies Act, part 1A, having its registered office and principal place of business at 1421, Nobel Street, in the City of Sainte-Julie, Province of Quebec, J3E 1Z4, herein acting and represented by Michel Grise, its President and Louise Desmarais its secretary duly authorized for purposes hereof, as they so declare;

                                   (hereinafter referred to as the "LICENSOR")

AND: ESSENTIALLY YOURS INDUSTRIES, INC., a company duly incorporated under the laws of the State of Nevada, having its registered office and principal place of business at 3753-Howard Hughes Parkway, suite 200, in the City of Las Vegas, Nevada, 89145, herein acting and represented by Jay Sargeant, its President and Barry LaRose, its Secretary duly authorized for purposes hereof, as they so declare;

                                   (hereinafter referred to as the "LICENSEE")

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RECITALS

WHEREAS the Licensor has obtained from Michel Grise Consultant Inc. (hereinafter the "OWNER") the exclusive rights to manufacture and market the products more particularly identified in Schedule "A" of this Agreement (hereinafter the "PRODUCTS") under the trademarks more particularly identified in Schedule "B" of this Agreement (hereinafter the "TRADEMARKS");

WHEREAS the Trademarks and all other intellectual property rights relating to the Products are owned by the Owner;

WHEREAS the Licensee wishes to acquire the exclusive license and right to market, sell and distribute the Products in the countries of Canada and the United States (the "TERRITORY") under the Trademarks and the non-exclusive license to market, sell and distribute the Products on the Internet (the license for the Territory and for the Internet are hereinafter called the "LICENSE");

WHEREAS the Licensor is prepared to grant such license and rights upon the terms and conditions herein set out, subject to certain limitations imposed by the Owner.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.    GRANT OF LICENSE

      1.1. The Licensor hereby grants to the Licensee the exclusive license and the right to market, sell and distribute the Products in the Territory, as they are provided by the Licensor and the right to use the Trademarks solely in connection with the


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            sale, marketing and distribution of the Products in the Territory.
            The Licensee shall not be authorized to use any other trademarks in connection with the sale, marketing and distribution of the Products unless prior approval is received from the Licensor. The Licensor also hereby grants to the License a non-exclusive license to market, sell and distribute the Products on the Internet;

      1.2. The Licensee acknowledges that the Licensor will have the right to sell, market and distribute products other than the Products, in the Territory as long as those products are not similar or competitive to the Products.

      1.3. No other right or license is granted by the Licensor to the Licensee, either express or implied, with respect to any other trademark, trade name, service mark, or other intellectual property right owned or possessed by, or licensed to the Licensor or in connection with the sale and marketing of the Products. The Licensee shall not use the Trademarks in any manner not specifically authorized by this Agreement.

      1.4. Nothing in this Agreement is intended by the parties to constitute the Licensee as an agent, legal representative, subsidiary, joint venture or partner of the Licensor for any purpose whatsoever. The Licensee shall be at all times an independent contractor and this Agreement shall not entitle the Licensee to make any contract, warranty or representation, or to create any obligation, express or implied, on behalf of the Licensor.

      1.5. This License granted hereby allows the Licensee to sell the Products in the Territory using any program or system reasonable as long as said program or system is consisted with good business ethics and reflects favourably on the Trademarks and the goodwill of the Licensor and its products.

      1.6. This License is granted for the Territory only. The Licensee will not knowingly sell Products to persons or entities who resell or export same outside the Territory.

      1.7. This Agreement is conditional upon Jay Sargeant being the shareholder of the Licensee as at the date and time that it becomes effective and can be terminated by the Licensor if such condition is not met.

2.    OTHER COUNTRIES

      2.1. The parties agree that for the countries other than those located in the Territory, the following rules shall prevail:

            2.1.1. Subject to the terms and conditions of any license granted by the Licensor, the Licensor shall have the right to sell, market and distribute the Products under the Trademarks or under any other trademark, in any country outside the Territory, and shall also have the right to sell any other products, similar or not and competitive or not, to the Products, in any country outside the Territory.


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            2.1.2.  Before being able to grant to a third party a license to sale of Products under the Trademarks for a country or territory outside the Territory, the Licensor shall first offer to the Licensee the license for said country or territory, at the same conditions, including the minimum purchase requirements, as those proposed or accepted by the third party. The Licensee shall then have a period of sixty
                    (60) days to accept the offer and become the licensee for said country or territory. If the Licensee does not accept the offer within the sixty (60) day period the Licensor shall then have the right to grant said license to the third party on terms that are not materially different from those offered to the Licensee. In the event that the terms are materially different then the offer must again be made to the Licensee on the terms set out herein and so on from time to time. In the event that the procedure set herein is followed and a license is granted to a third party then and in such a case, the License undertakes to respect any such license granted to any third party.

3.    TERM

      3.1. This Agreement is entered into on June 30th, 2002 at 3 PM P.D.T. and shall continue for a period of five (5) years thereafter, subject to the right of renewal herein set out and subject to earlier termination in accordance with the provisions hereof.

      3.2. Provided that the Licensee is not in default pursuant to the Agreement, the terms of this Agreement shall be automatically renewed for a five (5) year period. Upon such renewal, the Licensee shall insure that it is in good standing under this Agreement.

4.    PRICES

      4.1. The Licensee shall pay the Licensor the prices for the Products set forth in Schedule A attached hereto and incorporated herein by this reference, together with any shipping and handling costs for the Products ordered. Any increase in prices shall require a prior written notice of at least ninety (90) days to the Licensee and such increase shall only be permitted to the extent that actual costs of the Licensor have risen. The prices listed in Schedule A are FOB Licensor's designated warehouse, in Ste-Julie, Quebec or elsewhere in Canada or the United States as the Licensor may, from time to time, designate.

5.    MARKETING EFFORTS

      5.1. The Licensee shall use its best commercial efforts at all times to successfully market, promote, distribute and sell the Products throughout the Territory in a manner that is consistent with good business ethics and that reflects favourably on the Trademarks and the goodwill of the Licensor. The Licensee shall use its best efforts to procure the greatest volume of sales for the Products consistent with


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            high quality standards and shall make and maintain adequate arrangements for the distribution, advertising and promotion of the Products.

      5.2. In order to maintain this License the Licensee shall be required to purchase a minimum amount of Products (the "MINIMUM AMOUNT") each year during the term of this Agreement. For the purposes of this calculation all products purchased from the Licensor by the Licensee shall be included in such calculation even if such products are not set out in Schedule A attached. The minimum amount shall be:

            5.2.1. For the year from June 1, 2002 to May 31, 2003 the minimum amount of three million dollars ($3,000,000.00);

            5.2.2. For the year from June 1, 2003 to May 31, 2004 the minimum amount of seven million dollars ($7,000,000.00);

            5.2.3. For the year from June 1, 2004 to May 31, 2005 the minimum amount of twenty million dollars ($20,000,000.00);

            5.2.4. For each year thereafter during the term of this agreement the minimum amount of fifty million dollars ($50,000,000.00);

            In the event that the Licensee fails to purchase the minimum amount in any year, then the Licensee shall have the option, to be exercised within thirty (30) days of the end of the year in which the minimum amount was not purchased, to compensate the Licensor for the loss of profit by paying to the Licensor, within said delay of thirty (30) days, an amount equal to fifteen percent (15%) of the difference between the minimum amount for the year and the real purchase amount for the year (the "COMPENSATION"). Notwithstanding the foregoing, if after the first six (6) months of any given year, the Licensee fails to purchase at least twenty-five percent (25%) of the minimum amount for that year (the "EARLY MINIMUM AMOUNT") then the Licensor shall have the right to send a notice to the Licensee asking for early compensation. In such a case, the Licensee shall have thirty (30) days from the receipt of said notice to pay a compensation equal to fifteen percent (15%) of the difference between fifty percent (50%) of the minimum amount for that year and the real purchase amount for the first six (6) months of that year (the "EARLY COMPENSATION"). It is understood, for any given year, that if an adjustment needs to be made to the amount of the Compensation in light of the Early Compensation, paid then such adjustment shall be made at the end of the year.

      5.3. In the event that Licensee fails to purchase the minimum amount in any year and it does not pay the Compensation in the prescribed delay or if the Licensee fails to purchase the Early minimum amount in any year and it does not pay the Early Compensation in the prescribed delay, as the case may be, then the Licensor shall have the option, at the sole discretion of the Licensor to be exercised within ninety (90) days of the end of the year in which the minimum amount was not


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            purchased, to: (1) terminate this Agreement, upon thirty (30) days notice; or (2) to make this Agreement non-exclusive permitting the Licensee to continue to market, sell and distribute the Products in the Territory, or to restrict the exclusivity of this License to certain countries within the Territory and make it non-exclusive in others; or (3) to require the Licensee to renegotiate the License granted herein. Purchases of Products in excess of minimum amounts shall be applied against minimum amounts for future periods. To that effect, the Licensee acknowledges that the minimum amounts were and are essential elements for the Licensor in the present Agreement, without which the Licensor would not have signed this Agreement. The Licensor therefore acknowledges that the Licensor shall have the absolute right to terminate the present Agreement should the Licensee fail to purchase the minimum amount for any year and not pay the Compensation for that year.

6.    NEW PRODUCTS

      6.1. The Licensor will offer in writing to the Licensee the right to distribute, in the Territory and in any other country or territory for which a licence has been granted to the Licensee, any new product developed by the Licensor.

      6.2. If the Licensee wishes to distribute such new product, it shall then confirm its acceptance in writing to the Licensor together with a proposal of minimum purchase amounts for said product.

      6.3. If the Licensee fails or omits to send his acceptance to the Licensor within sixty (60) days of receipt of the offer from the Licensor or if the minimum purchase confirmation is not reasonable in the opinion of the Licensor, acting reasonably in the circumstances, then the Licensor shall have the right to grant a licence to any third party for the sale, market and distribution of such product provided that such terms are materially of greater benefit to Licensor than those proposed by Licensee and if not then Licensee shall be given the license for such new product in that country or territory.

7.    USE OF NAME AND TRADEMARKS

      7.1. During the Terms of this Agreement, the Licensee is granted the right to use, with appropriate trade or service mark protective notation, Trademarks for the sale, distribution and marketing of the Products and in the matter permitted by this Agreement. Upon termination of this Agreement all such rights to the use of the Trademarks for the sale, distribution and marketing of the Products shall cease and terminate, and all rights shall revert to the Licensor. The Licensee shall take all appropriate steps to protect the rights of the Licensor in the Trademarks and shall fully cooperate therein. The Licensee agrees that it will not during the term of this Agreement or at any time thereafter, directly or indirectly, assert any interest or property rights in the Trademarks. The Licensee acknowledges the validity of the Licensor's rights to the Trademarks and agrees that it will not nor will it assist any other person to attack, challenge or contest said rights or title.


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            The Licensee agrees to pay to the Licensor the sum of one dollar
            ($1.00) per year for the right to use described herein, such payment to be made as of the date of this Agreement and on the anniversary date of this Agreement in each calendar year thereafter.

      7.2. The Licensor will defend any suit or proceedings brought against the Licensee insofar as such suit is based on a claim that the Products, or any part thereof, constitute an infringement of any patent or other proprietary right. The Licensee shall notify the Licensor promptly in writing, of any such suit, action or threat thereof and the Licensor shall have full and complete authority for the defence and settlement of same. The Licensor shall pay all damages and costs awarded against the Licensee which are attributable to such claims but the Licensor shall not be responsible for damages or costs under any compromise made without its consent. In the event that a Product or any part thereof, in such suit or negotiated settlement or compromise, is held to constitute infringement and the use of such Product or part thereof is prohibited the Licensor at its own election and own expense will:

            7.2.1. Modify or replace such Product, or part thereof, so that it becomes non-infringing; or

            7.2.2. Arrange for the Licensee to obtain a refund of monies paid for such Product which is no longer saleable, provided that if a refund is not paid to the Licensee within a reasonable time and in any event no later than ninety (90) days after same becomes payable, then the Licensor shall become liable to the Licensee for payment of the refund;

            However, the Licensor shall not be liable to the Licensee for any infringement or claim based upon the use of Products for which the Products were not intended. This article states the entire liability of the Licensor with respect to infringement.

      7.3. The Licensee shall not modify the Products provided by Licensor for resale by Licensee.

      7.4. The Licensee agrees that all advertising and promotion for the Products shall meet the highest standard of quality and shall bear the faithfully produced Trademarks.

      7.5. The Licensee undertakes not to challenge the ownership or registration of the Trademarks, nor to attempt to register the Trademarks anywhere in the world.

8.    COVENANTS OF THE LICENSEE

      8.1. In addition to its covenants, acknowledgments and agreements otherwise set out herein, the Licensee represents and warrants:

            8.1.1. This Agreement constitutes a valid and binding obligation of the Licensee;


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            8.1.2.  That it has full power and authority to enter into this
                    Agreement and that it will not constitute a breach or default under any other agreement or obligation of the Licensee;

            8.1.3. To protect, indemnify and hold harmless the Licensor from all costs, damages, expenses, (including reasonable legal fees), claims and other liabilities imposed by law as a result of a breach by the Licensee of any material terms of this Agreement;

            8.1.4. The Licensee represents, warrants and covenants to the Licensor that it has and shall at all times during the term of this Agreement maintain, at its sole cost and expense, standard Product Liability and Advertiser's Liability Insurance naming the Licensor, its officers, directors, agents, and employees, as additionally insured parties in the amount of one million U.S. dollars ($1,000,000.00 USD) by an insurance company approved of by the Licensor, which approval shall not be unreasonably withheld;

            8.1.5. The Licensee shall at all times maintain a sufficient stock of Products to ensure prompt and timely supply for all reasonable demands of customers requirements.

            8.1.6. The Licensee has represented to the Licensor that the Licensee shall obtain before December 31st 2002 a financing of three million dollars ($3,000,000.00) or more. The Licensee acknowledges that this financing was and is an essential element for the Licensor in the present Agreement without which the Licensor would not have signed this Agreement. Therefore should the financing not be obtained within said period, the Licensor shall have the same options as outlined in Article 5.3 herein.

9.    COVENANTS OF THE LICENSOR

      9.1. In addition to its covenants, acknowledgments and agreements otherwise set out herein, the Licensor represents and warrants:

            9.1.1. This Agreement constitutes a valid and binding obligation of the Licensor;

            9.1.2. That it has full power and authority to enter into this Agreement and grant the rights herein given to the Licensee;

            9.1.3. To protect, indemnify and hold harmless the Licensee from all costs, damages, expenses, (including reasonable legal fees), claims and other liabilities imposed by law as a result of a breach by the Licensor of any material terms of this Agreement;


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            9.1.4.  That it has obtained escrow of the formula and
                    manufacturing process for the Products, such Escrow Agreement to be drafted with standard commercial terms and conditions and the particulars provided to the Licensee;

            9.1.5. That it will not grant any other person any right in conflict to the rights granted to the Licensee hereunder;

            9.1.6. That it will notify the Licensee on a timely basis of any change in the manufacturer of the Products;

            9.1.7. Refer to the Licensee all queries, orders and requests relating to the purchase of Products intended for market within the Territory;

            9.1.8. Provide the Licensee with such, information as the Licensor considers appropriate in order to assist the Licensee in the preparation of sales promotion material and shall provide the Licensee with its sales promotional material relating to the Products in order to facilitate advertising of the Products within the Territory;

            9.1.9. Ensure all the Products meet the Licensor's specifications for the applicable Products;

            9.1.10. In addition to any warranty requirements pursuant to the terms of this Agreement, all Products supplied by the Licensor shall be of merchantable quality and shall meet any and all U.S. governmental standards applicable to such Products. The Licensee shall have the right, through its duly appointed representative, to examine, inspect and/or test any and all of the Products supplied by the Licensor, and the production lines, production facilities and storage facilities. Without limiting the foregoing, the Licensor shall not alter or substitute ingredients used in the production of the Products without the prior written consent of the Licensee and without compliance with U.S. governmental standards applicable to such Products. The Licensor warrants that the goods delivered in accordance with this Agreement shall measure up to the same standard and analysis as the sample Products previously submitted to the Licensee. The Licensee may, but is not required to do so, from time to time, conduct laboratory tests on the Products to verify that the content (if applicable) of the Products confirm to a Certificate of Analysis (the "CERTIFICATE") which must be provided to the Licensee within fourteen (14) days following each shipment of Products, if so requested. Such testing shall be conducted to assure quality control, and any material deviation from the Certification shall be deemed a breach of this Agreement, or, at the election of the Licensee, the Licensor shall be required to immediately comply with the supplying the Products in accordance with the criteria in the Certificate.


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            9.1.11. Maintain comprehensive product liability insurance coverage on all Products sold to the Licensee and will ensure that the Licensee is named as an additional insured on such product liability insurance. Such insurance shall have combined single occurrence limit of not less than one million U.S. dollars ($1,000,000.00). Such insurance shall not only provide for consumer physical injury but also consumer property damage as well.

            9.1.12. Obtain all applicable permits and product identification numbers in order for the Products to be distributed in the Territory.

            9.1.13. The Licensor agrees to furnish to the Licensee in a timely manner Product information regarding the Products, which Product information shall accurately describe the nature, character and prescribed use of the Products and which shall be appropriate for distribution to consumers and associates of the Licensee in the discretion of the Licensee. The Product information shall not misrepresent or in anyway mislead the Licensee, its associates or consumers with respect to the Products. The Licensee may incorporate such Product information in its sales and advertising and promotional literature and materials (the "SALES MATERIALS"). Such Product information utilized shall not be deemed as Confidential Information as set forth in this Agreement.

            9.1.14. The Licensor represents it has the capability to supply the
                    Products necessary to meet the anticipated sales of the Licensee for the duration of the Agreement.

            9.1.15. The Licensor undertakes to inform the Licensee of any offer it or its shareholders receive for the shares in the share capital of the Licensor or the business of the Licensor. .Unless prevented to do so by the terms of any such offer, the Licensor shall also inform the Licensee of all negotiations to that effect in order to allow the Licensee to make a fully informed offer for said shares or business, as the case may be.

10.   CONFIDENTIALITY/NON-COMPETITION

      10.1. The Parties agree that the following terms and conditions apply when one of the Parties ("DISCLOSER") discloses Confidential Information to the other ("RECIPIENT") under this Agreement. The Parties further agree that the mutual objective under this Agreement is to provide appropriate protection for Confidential Information while maintaining the ability to conduct respective business activities and/or evaluation of Confidential Information. In no way is this Agreement intended to obligate either party to enter into further agreement with each other concerning the Confidential Information, or to undertake development, production or trial with respect to the Confidential Information. Confidential Information shall include formula(e), revisions of formula(e), processes and methods as well as business plans, financial plans, financial data,


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            product development plans, marketing plans and strategies, distributor lists, manufacturing techniques and methods, research data and similar information of that are valuable, special, unique and proprietary assets of Discloser.

      10.2. The Discloser and the Recipient will coordinate and control the disclosure. Confidential Information will be disclosed either: (i) in writing; (ii) by delivery of items; (iii) by initiating access to Confidential Information, such as may be contained in a data base; or (iv) by oral and/or visual presentation. Recorded on this Agreement is the representative of Recipient who is designated to be a Recipient's "Contact Person" for the disclosure of Confidential Information. The Discloser will deliver all Confidential Information to such Contact Person. All such deliveries shall be received only by the Contact Person.

      10.3. All Confidential Information disclosed to Recipient shall be kept confidential by Recipient and treated with at least the same level of protection as Recipient gives its own confidential information of similar nature, but no less than a reasonable level of protection. Recipient shall promptly notify Discloser if it becomes aware of any unauthorized disclosure or use of the Confidential Information;

            10.3.1. Recipient shall not disclose any portions of the
                    Confidential Information to any third party or non-employee, including subcontractors, without the written consent of Discloser. Recipient may disclose Confidential Information to its employees who have access to the Confidential Information provided the Recipient advises such employees that Recipient is bound by a Confidentiality Agreement concerning the Confidential Information which is also binding upon the employees;

            10.3.2. Recipient may not copy or make any commercial or personal use of any part of the Confidential Information except to the extent necessary for evaluation;

            10.3.3. Recipient agrees to use and store the Confidential
                    Information out of view from unauthorized viewing and accessible only to the extent necessary to carry out the purposes of the Agreement.

            10.3.4. Recipient will not make any report, publication or give interviews concerning Confidential Information without Discloser's prior written consent.

            10.3.5. Recipient must give the Discloser prompt notice of such breach and make reasonable effort to obtain a protective order.

      10.4. Notwithstanding early termination of this Agreement, all obligations of confidentiality with respect to Confidential Information disclosed to or obtained by Recipient prior to the date such termination shall continue until five (5) years after termination date.


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            10.4.1. Upon termination of this Agreement, or upon request by either Party, Recipient shall immediately as its option either destroy or return to Discloser all Confidential Information provided to it, including all original and backup copies thereof.

11.   PROPRIETARY RIGHTS

      11.1. Notwithstanding anything in this Agreement to the contrary the Licensee hereby acknowledges and confirms that it does not acquire any right, title or interest in and to the Trademarks or any trade mark, patent, formula, concept, method, process, invention, design, technical and commercial information, know-how, trade secrets, copyright or other intellectual property (the "INTELLECTUAL PROPERTY") of the Licensor save and except as may be specifically licensed to the Licensee under the License Agreement. Title to the Intellectual Property shall at all times remain the sole property of the Licensor. In the event of termination of the License Agreement for any reason whatsoever then the Licensee agrees not to use the Intellectual Property and Trademarks or a name similar in form or sound whether in the English language or otherwise.

12.   WARRANTY

      12.1. The warranty granted to the Licensee in regard to the Products is that of the formulator and manufacturer. The Licensor does not provide any or any additional or further warranty in regard to the Products.

      12.2. Since the Licensee will have exclusive control over the sale, marketing and distribution of the Products under the Trademarks, including ordering, storage and disposition, the Licensor shall not have any liability whatsoever, save and except as may be specifically stated in this Agreement.

13.   TERMINATION

      13.1. In addition to other provisions set out in this Agreement regarding termination, this Agreement shall also terminate:

            13.1.1. Upon agreement of the parties to do so;

            13.1.2. In the event that the Licensee makes an assignment for the benefit of its creditors, becomes bankrupt or insolvent or commences any proceedings respecting reorganization, dissolution, winding-up or liquidation;

            13.1.3. In the event that any amount payable by the Licensee to the
                    Licensor is not paid on the due date and the Licensee fails to remedy such default within thirty (30) days following receipt of written notice thereof from the Licensor;

            13.1.4. In the event that either party breaches a material term of this Agreement and such breach is not remedied within forty-five (45) days of written


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                    notice by the other party, then the other party may, at its sole discretion, terminate upon further notice or may take whatever action at law or equity it deems appropriate, including injunctive relief, to obtain an appropriate remedy;

            13.1.5. At the option of Licensor as permitted under Articles 5.3 and 8.1.6 herein.

      13.2. Termination under this section, for whatsoever reason, shall not preclude or impair the rights of any party to seek any other available remedy at law arising out of the breach of this Agreement.

14.   EFFECT OF TERMINATION

      14.1. Upon the expiration or earlier termination of this Agreement:

            14.1.1. All rights granted to the Licensee hereunder shall automatically revert to the Licensor and the Licensee shall execute any and all documents evidencing such automatic reversion;

            14.1.2. The Licensee shall immediately stop any use of the
                    Trademarks, including any use in connection with the marketing, distributing, selling, or in any way dealing with any Products, or any item (e.g., cartons, containers, tags, packaging, wrapping, advertising, promotional or display material) pertaining to the Products, which display either the Trademarks, the Owner's or the Licensor's name;

            14.1.3. The Licensee shall return to the Licensor or destroy, at the
                    Licensor's option, all material bearing the Trademarks, all specifications and all other materials or documents provided to the Licensee and all written material of the Licensee that contains Confidential Information of the Licensor;

            14.1.4. The Licensee shall not use any trademarks similar to the
                    Trademarks;

            14.1.5. The Licensee may sell existing inventories of Products
                    (including Products on order) on a nonexclusive basis, for a period of ninety (90) days, subject to all of the other terms and conditions hereof. Thereafter Licensee shall cease all sales of Products and upon the Licensor's request, the Licensee shall return to the Licensor all unsold Products at Licensor's cost, including payment of the original purchase price paid to Licensor by Licensee for such Products.

15.   ARBITRATION

      15.1. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario. All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by the Agreement or injunctive relief, be referred to an finally resolved by Arbitration, under the rules of the ADR Institute of Ontario (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within twenty-one (21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Ottawa, Ontario. The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

16.   ASSIGNMENT

      16.1. The Licensee shall not assign this Agreement without the Licensor's written approval, which approval shall not be unreasonably withheld.

17.   GENERAL

      17.1. The parties will exercise every reasonable effort to meet their respective obligations under this Agreement but shall not be liable for delays resulting from superior force or other causes beyond their reasonable control, provided that the party prevented from rendering performance notifies the other party immediately of the circumstances preventing it from meeting its obligations and uses its best efforts to render performance in a timely manner. Any such cause will extend the performance of the delayed obligation to the extent of the delay so incurred. Financial problems shall not be included in causes included herein and no cause shall entitle the Licensee to delay payment of any monies otherwise due under this Agreement.

      17.2. The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

      17.3. The provisions herein constitute the entire Agreement between the parties and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written, between the parties with the respect to the subject matter hereof.

      17.4. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement, and such provision shall be severable from the remainder of this Agreement.

      17.5. Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

             17.5.1. Delivered personally;

             17.5.2. Sent by prepaid courier service or mail; or

             17.5.3. Sent by telecopy, telex, fax or other similar means of electronic communication including e-mail.

             17.5.4. Addressed to the relevant party at the address/number shown for the party at the beginning of this Agreement.

             Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by fax, telex, telecopy or other electronic communication including e-mail, on the first business day thereafter, or if sent by mail on the tenth business day thereafter. Any party may change any particulars of its address/number for notice by notice to the other in the manner above described.

      17.6.  Time shall be of the essence hereof.

      17.7. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

      17.8. The headings in this Agreement form no part of this Agreement and shall be deemed to have been inserted for convenience only.

      17.9. Wherever the neuter, singular number or a gender is used in this Agreement, the same shall be construed as including the plural and the masculine, feminine and neuter respectively, where the fact or context so requires.

      17.10. Each party shall at all times comply with laws and regulations applicable to the transactions contemplated by this Agreement.

      17.11. This Agreement may be executed in several counterparts, each of which shall be deemed original, but all of these together shall constitute one and the same.

      17.12. The recitals and schedules attached hereto form an integral part of this Agreement.

      17.13. All amounts referred to in this Agreement are in Canadian currency unless otherwise specified.

      17.14. This Agreement ensures to the benefit of and is binding upon the parties and their respective successors and assigns, as permitted herein.

THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT TO BE EFFECTIVE AS OF JUNE 30, 2002 AT 3 PM P.D.T.

           NUTRI-DIEM INC.                           ESSENTIALLY YOURS
                                                      INDUSTRIES, INC.

   /s/ MICHEL GRISE                        /s/ JAY SARGEANT
--------------------------------------    --------------------------------------
Per:   Michel Grise, President            Per: Jay Sargeant, President


-and-                                     -and-


 /s/ LOUISE DESMARAIS                      /s/ BARRY LAROSE
--------------------------------------    --------------------------------------
Per: Louise Desmarais, Secretary          Per: Barry LaRose, Secretary

                                  SCHEDULE "A"

                                    PRODUCTS
                             (See document attached)

                                  SCHEDULE "B"

                                   TRADEMARKS
                             (See document attached)

                                  SCHEDULE "A"

                                    PRODUCTS

Sea Krit
Neo Cell
Melan Plus
Golden Treat
Definition
Emulgent
Agrisept-L
Beaugest
Citrex
Calorad
NRG
Triomin
Bellaffina
Parablast
Livocare
Ultra Form

                                  SCHEDULE "B"

                                   TRADEMARKS

Product                            Status

Sea Krit(R)                        Registered trademark
Neo Cell(R)                        Registered trademark
Melan Plus(R)                      Registered trademark
Golden Treat(R)                    Registered trademark
Definition(R)                      Registered trademark
Emulgent(R)                        Registered trademark
Agrisept-L(R)                      Registered trademark
Beaugest(R)                        Registered trademark
Citrex(R)                          Registered trademark
Calorad(R)                         Registered trademark
NRG                                Abandoned
Triomin                            Abandoned
Bellaffina(TM)                     Allowed ITU filed
Parablast(TM)                      Allowed ITU filed
Livocare
Ultra Form